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                                                                    Exhibit 99.1

Press Release
SOURCE: Peerless Systems Corporation

Peerless Systems Announces Status of Negotiations for Proposed Management Buyout of Wholly Owned Subsidiary Netreon

EL SEGUNDO, Calif.--(BUSINESS WIRE)--Dec. 19, 2001--Peerless Systems Corporation (Nasdaq: PRLS - news), a provider of software-based embedded imaging and
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networking systems and storage management systems to the digital document and storage markets, announced today that it is negotiating a non-binding term sheet in connection with the proposed management buyout of its wholly owned subsidiary, Netreon, Inc. wherein Peerless will maintain a minority percentage in the resulting company.

Adam W. Au, a current Peerless director and the General Manager of Netreon, is leading a team of investors pursuing the management buyout. Further, Au contemplates selling approximately 400,000 shares of Peerless common stock to assist in financing Netreon on a go forward basis.

The proposed transaction is in line with Peerless' previously announced attempts to divest itself of the storage business conducted by its Netreon subsidiary in order to substantially reduce operating costs of Peerless and to assist in returning Peerless to profitability. Peerless has decided to discontinue future cash infusions into Netreon. The proposed management buyout calls for Au and other investors to make cash infusions into Netreon of approximately $2,000,000 for an approximately 22% fully diluted ownership. It is also expected that shares and options will be granted to Au and Netreon employees. Peerless expects to retain a 30% fully diluted interest in the new company at the signing of the term sheet. It is anticipated that there will be future rounds of capital needed to be raised further diluting Peerless' interest.

The completion of the transaction is contingent upon the satisfaction of customary conditions, including financing conditions and the execution of definitive documents between Peerless and the buyout group. Peerless has formed a Special Committee of three directors to consider the proposed management buyout.
There is a significant risk that the transaction may not close because of the number of commitments of Au, the need for additional investors for the management buyout to complete the transaction, the completion of a third party "fairness opinion," the
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finalization of a definitive term sheet and a purchase agreement, and approval by the respective Boards of Directors.

About Peerless Systems Corporation

Peerless Systems Corporation, headquartered in El Segundo, Calif., is a provider of software-based embedded imaging and networking systems to original equipment manufacturers of digital document products and software utilities to OEMs of Network Attached Storage devices. Digital document products include printers, copiers, fax machines, scanners and color products, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. Embedded networking systems supply the core software technologies to digital document products that enable them to communicate over local area networks and the Internet. The Company is also developing software utilities for OEMs of Storage Area Network devices. For more information, visit the Company's Web site at www.peerless.com.
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Special Note on Forward-Looking Statements

This news release regarding the proposed sale of a majority interest in Netreon contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements prompted by, qualified by or made in connection with such words as "is negotiating," "is expected," "proposed," "buyout," "pursuing," "contemplates," "assist," "calls for," "to make, " "may not close," and "finalization" and words of similar substance signal forward-looking statements. Likewise, the use of such words in connection with or related to any discussion of or reference to the Company's future business operations, opportunities or financial performance sets apart forward-looking statements.

In particular, statements regarding the Company's ability to complete the Netreon transaction, the effect of such transaction on the Company and the impact on future performance of organizational and operational changes all constitute forward-looking statements.

These forward-looking statements are just projections and estimations based upon the information available to the Company at this time. Thus they involve known and unknown risks and uncertainties such that actual results could differ materially from those projected in the forward-looking statements made in this news release. Risks and uncertainties include those set forth in Peerless' public filings with the Securities and Exchange Commission, including but not limited to the Company's most recent Annual Report on Form 10-K dated January 31, 2001, in the Section called Risks and Uncertainties on pages 31 through 41, inclusive, filed on or about May 1, 2001, and the
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Company's Quarterly Report on Form 10-Q in the Section called Risks and
Uncertainties on pages 17 through 26, inclusive, filed on December 14, 2001.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.


Contact:
    Peerless Systems Corporation
    William Neil, 310/297-3146
             or
    The Financial Relations Board/BSMG Worldwide
    Kristen Kopay, 310/996-7458 (General Information)
    Tricia Ross, 310/996-7454 (Investor/Analyst Information)